Exhibit 99.1

(1)         The amount reported as beneficially owned following the reported transaction includes an aggregate of 55,079,045 shares of common stock, par value $0.01, of Rexnord Corporation (the “Issuer”) held of record by Rexnord Acquisition Holdings I, LLC (“Rexnord I”) and Rexnord Acquisition Holdings II, LLC (“Rexnord II”), respectively.  Apollo Investment Fund VI, L.P. (“AIF VI”) is the sole member of Rexnord I.  Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner of AIF VI.  Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ACM VI, and Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.  Apollo Management VI, L.P. (“Management VI”) is the manager of Rexnord I and Rexnord II, and of AIF VI.  AIF VI Management, LLC (“AIF VI Management”) is the general partner of Management VI.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP and the managers, as well as principal executive officers, of Management Holdings GP.  Rexnord I and Rexnord II each disclaim beneficial ownership of the shares of the Issuer’s common stock held of record by the other, and each of AIF VI, Advisors VI, ACM VI, Principal I, Principal I GP, Management VI, AIF VI Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the shares of the Issuer’s common stock held of record by Rexnord I or Rexnord II, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of Rexnord I, Rexnord II, AIF VI, Advisors VI, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of Management VI, AIF VI Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th St., 43rd Floor, New York, New York 10019.